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                                                                    Exhibit 2(n)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated August 13, 2002, relating to the financial statements of Cohen & Steers Premium Income Realty Fund, Inc. as of August 12, 2002, which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Auditors" and "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
October 3, 2002